Exhibit 99.(h)(4)(vii)

EXHIBIT A

THIS EXHIBIT A, amended and restated as of the date listed below, is Exhibit A to that certain Sub-Administration and Accounting Services Agreement dated as of August 1, 2001, as amended, by and among The Bank of New York Mellon, Pacific Life Insurance Company, and Pacific Funds Series Trust.

PORTFOLIOS

Pacific FundsSM Portfolio Optimization Conservative

Pacific FundsSM Portfolio Optimization Moderate-Conservative

Pacific FundsSM Portfolio Optimization Moderate

Pacific FundsSM Portfolio Optimization Growth

Pacific FundsSM Portfolio Optimization Aggressive-Growth

Pacific FundsSM Core Income

Pacific FundsSM ESG Core Bond

Pacific FundsSM Floating Rate Income

Pacific FundsSM High Income

Pacific FundsSM Short Duration Income

Pacific FundsSM Strategic Income

Pacific FundsSM Ultra Short Income

Pacific FundsSM Large-Cap Value

Pacific FundsSM Small/Mid-Cap

Pacific FundsSM Small-Cap

Pacific FundsSM Small-Cap Value

PF International Value Fund

PF Short Duration Bond Fund

PF Growth Fund

PF International Large-Cap Fund

PF Small-Cap Value Fund

PF Emerging Markets Fund

PF Managed Bond Fund

PF Inflation Managed Fund

PF Large-Cap Value Fund

PF Small-Cap Growth Fund (formerly named PF Developing Growth Fund)

PF Real Estate Fund

PF Emerging Markets Debt Fund

PF International Small-Cap Fund

PF Multi-Asset Fund

Effective:           December 14, 2020

(signatures appear on the next page)

IN WITNESS WHEREOF, the parties hereto have caused this Exhibit A to the Sub-Administration and Accounting Services Agreement to be executed by their officers designated below effective as of the date and year first above written. The parties, if executing this Exhibit by Electronic Signature, affirm authorization to execute this Exhibit by Electronic Signature and that the Electronic Signature represents an intent to enter into this Exhibit A to the Sub-Administration and Accounting Services Agreement with its terms.

THE BANK OF NEW YORK MELLON

By:   /s/ Joanne Farabaugh

Name:    Joanne Farabaugh

Title:   Vice President

PACIFIC LIFE INSURANCE COMPANY

By:    /s/ Howard T. Hirakawa

Name:   Howard T. Hirakawa

Title:   Senior Vice President

PACIFIC FUNDS SERIES TRUST

By:    /s/ Howard T. Hirakawa

Name:   Howard T. Hirakawa

Title:   Senior Vice President